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                                                                EXHIBIT 10.28


                              EMPLOYMENT AGREEMENT
                                 (PEDRO PENTON)




         This Employment Agreement (the "Agreement") is made to be effective as of the 1st day of May, 1997, by and between PEDRO PENTON, whose address is 9865 SW 108th Terrace, Miami, Florida 33176 ("You" or the "Executive"), and INTERNATIONAL SYSTEMS & ELECTRONICS CORPORATION, a Delaware corporation with its principal office at 8899 N.W. 18th Street, Miami, Florida (the "Company" or "ISE"). Where appropriate in the context, the term "Company" shall also mean and include the Company and its, parents, subsidiaries and affiliates.

         In consideration of the mutual agreements and promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company agrees to employ You and You agree to serve as an employee of the Company upon the following terms and conditions:

         1.       Condition Precedent.

                           This Agreement and the parties respective rights and
                  obligations set forth herein are conditioned in their entirety on the filing of Certificates of Merger in the States of Delaware and Florida by Bristol Technology Systems, Inc., a Delaware corporation ("Bristol"), pursuant to which International Systems & Electronics Corporation, a Florida corporation ("ISE-FLA"), shall merge with and into Company, formerly known as Bristol Merger Corporation, a Delaware corporation ("BMC").

         2.       Term.

                           Subject to the other terms and conditions of this
                  Agreement, the initial term of Your employment hereunder (the "Term") shall be for the five (5) year period commencing May 1, 1997 and ending April 30, 2002, unless earlier terminated in accordance with this Agreement. Following the expiration of the Term, this Agreement may be extended for an additional period of time by the mutual agreement of the parties; provided, however, You expressly acknowledge and agree that all compensation and bonus provisions under any extension of this Agreement shall be renegotiated by the parties. Notwithstanding the foregoing, Your obligations under Sections 8(b) and 9, below, shall survive the expiration or termination of this Agreement or any extension thereof.

         3.       Position; Duties; etc.

                  (a) Your title shall be President and it shall be Your responsibility to perform all functions generally appropriate to such position at all times in a lawful and professional manner which reflects positively upon the Company and serves its best interests, and such other reasonable duties as may be assigned by the Company's Board of Directors (the "Board"). In this capacity, You shall report to the Board. You shall perform substantially all of Your duties, at the Company's sole and exclusive discretion, at the Company's office located at the address set forth above. The Company, however, reserves the right from time to time to change the person(s) to whom You report, as may be necessary or appropriate and in the best interests of the Company.


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                  (b)      You shall, to the best of Your abilities,
                  effectively, diligently, in good faith and with integrity, devote Your full time, attention, energy and skill to the fulfillment of Your duties hereunder and shall at all times be promotive and supportive of the Company, its products, services, management and other employees, at a level of competence and effectiveness consistent with the position occupied.

                  (c) You shall be subject to and will comply with such policies and procedures as are from time to time established for employees of the Company generally, except to the extent that such policies or procedures are inconsistent with the express terms of this Agreement, and in those instances, the terms of this Agreement shall control.

                  (d) You shall carefully monitor all aspects of the business, properties and affairs of the Company. Without limiting the generality of the foregoing, it shall be Your duty to notify the Board promptly upon becoming aware of any matter which constitutes or which might constitute a breach of any of Your representations, warranties or covenants under that certain Agreement and Plan of Merger, dated March 26, 1997, by and among Bristol, BMC, ISE-FLA and You (the "Merger Agreement"). Nothing herein shall in any manner be construed to limit the duties and obligations that You have as an officer of the Company under applicable State law or the applicable articles of incorporation or bylaws of the Company.





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         4.       Compensation and Benefits

                  (a) Salary. As remuneration for Your services and provided You remain employed and are fulfilling Your duties hereunder, during the Term the Company will pay You, in accordance with Company policies, an annual gross salary of One Hundred Fifty Thousand Dollars ($150,000). Such salary shall be payable in arrears in substantially equal installments on the Company's regular pay days, less any withholding of tax or any amounts required by law to be withheld and less any payments for fringe benefits or payments and contributions as may otherwise be authorized by You or required under employee benefit plans maintained from time to time by the Company.

                  (b) Bonus. With respect to each year of the Term, and provided, in the sole discretion of the Board, You have been employed and have satisfactorily performed Your duties during the entire year, You shall be eligible to earn the following annual bonus payments, determined as of the end of Company's fiscal year and payable within thirty (30) days after then end of such fiscal year:

                           First, to the extext that the Company's pre-tax
                  profits exceed Two Hundred Thousand Dollars ($200,000) (the "Baseline"), then You shall earn a bonus (the "First Bonus") equal to this excess up to a maximum total of $ 100,000; provided, however, that the First Bonus is subject to reduction in accordance with Section 1.5(b) of the Merger Agreement; If pre-tax profits are not sufficient in a year to yield the One Hundred Thousand sum, then this deficiency shall be carried forward into subsequent years where it may be paid provided that the Company's pre-tax profits are suffiently in excess of Two Hundred thousand dollars to satisfy that year's obligation and the prior year deficiency. If You do not receive Five Hundred Thousand Dollars ($500,000) in bonus payments under this First Bonus during the Term, then the First Bonus shall continue under any agreed to extension of the Term, provided that Company reserves the right to increase the Baseline under such extension;

                           Second, if the Company's pre-tax profits exceed Two
                  Hundred Thousand Dollars ($200,000) (the "Baseline"), then You shall earn a bonus equal to twenty-five percent (25%) of the amount of pre-tax profits in excess of the Baseline (the "Second Bonus");

                           Third, if, during the Term, pre-tax profits in excess
                  of the Baseline exceed, in the aggregate, Two Million Six Hundred Sixty-Six Thousand Six Hundred Sixty-Six Dollars and Sixty-Seven Cents ($2,666,666.67), then Your right to receive payments under the Second Bonus shall terminate and You shall thereafter be entitled to a bonus equal to One Hundred Percent (100%) of pre-tax profits in excess of the Baseline (the "Third Bonus"). If this Third Bonus is activated during the Term but You do not receive Five Hundred Thousand Dollars ($500,000) in bonus payments under this Third Bonus during the Term, then the Third Bonus shall continue under any agreed to extension of the Term, provided that Company reserves the right to increase the Baseline under such extension; and

                             Fourth, if, during the Term or any extension
                  thereof, You receive, in the aggregate, Five Hundred Thousand Dollars ($500,000) in bonus payments under the First Bonus, then Your right to receive payments under the First Bonus shall terminate.

                           Fifth, if, during the Term or any extension thereof,
                  You receive, in the aggregate, Five Hundred Thousand Dollars ($500,000) in bonus payments under the Third Bonus, then Your right to receive payments under the Third Bonus shall terminate and Your right to receive payments under the Second Bonus shall be reinstated.


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                  For purposes of this Section 4(b), the term "pre-tax profits"
                  shall mean earnings before income taxes, calculated in accordance with generally accepted accounting principles and specifically reduced by (i) any interest expense of Company, whether external or inter-company; and (ii) with respect to the Second and Third Bonus, the amount of the First Bonus.

                  (c) Partial Employment Period. The above salary and bonus payments shall be pro rated for any partial employment period.

                  (d) Resolution of Compensation Disputes. Any dispute arising between the parties hereto in connection with the compensation and bonus provisions of this Section 4, including but not limited to the manner in which the bonus payments are calculated, which dispute involves an amount less than $10,000, shall be determined and resolved by the Vice President of Finance of Bristol, and such determination and resolution shall be binding on both parties. Any other dispute in connection with the compensation and bonus provisions of this Section 4, which cannot be resolved between the parties, shall be resolved by binding arbitration.

         5.       Expenses.

                           The Company shall reimburse You for all reasonable,
                  ordinary and necessary travel (except normal travel between home and office) and other out-of-pocket expenses incurred by You for the purpose of and in connection with performing Your duties, subject to proper submission of substantiating documentation, and subject further to all Company policies respecting expense reimbursement, as the same may vary from time to time.

         6.       Employee Benefit Programs.

                  (a) Benefit Programs. You shall be entitled to participate in or receive benefits under all benefit programs, arrangements or perquisites which the Company maintains generally from time to time for its executive employees.

                  (b) Vacation. You shall be entitled to four (4) weeks of paid vacation per year during the Term.

         7.       Consequences of Termination of Employment.

                  (a) Death/Disability. In the event of Your death during the Term, Your employment hereunder shall be terminated as of the date of Your death and Your designated beneficiary, or, in the absence of such designation, Your estate or other legal representative (collectively, the "Estate") shall be paid Your unpaid salary through the date occurring on the earlier of three (3) months from the date of death or the expiration of the Term. Other death benefits that do not overlap the foregoing will be determined in accordance with the terms of the Company's benefits programs and plans maintained from time to time by the Company for its executive employees. In the event You are mentally or physically disabled for a period of four or more consecutive months ("disability" being defined as a mental or physical impairment or condition which substantially and effectively prevents You from performing Your duties hereunder), or for any 120 days during any twelve month period during the Term, Your employment may be terminated on written notice to You. In such event, Your salary shall be continued for a period of two (2) months following the effective date of termination. Other than the salary set forth in this Section 7(a), You or Your estate shall not be entitled to any other payment or benefit by reason of Your death or disability.


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                  (b)      Termination of Employment by the Company for Cause.
                  The Company shall have the right to terminate Your employment and this Agreement for "Cause" and nothing herein, or in any other agreement between You and the Company shall prevent the Company from terminating Your employment for "Cause." In the event You are terminated for "Cause," You shall be paid Your salary through the date of termination and You shall be entitled to those rights and benefits You may have earned through the date of termination in respect of benefits under any employee benefit plans or programs of the Company maintained from time to time by the Company for its executive employees as determined in accordance with the terms of such plans or programs, as the case may be.

                  (c) Cause Defined. The Company shall have "Cause" to terminate Your employment hereunder prior to the end of the Term (or any extension thereof) for:

                           (i) Gross negligence, willful misconduct, or breach of fiduciary duty to the Company;

                           (ii) If the Company fails to achieve for any (2) consecutive quarters certain quarterly performance criteria (A) reasonably set by the Board of Directors of the Company at the beginning of each fiscal year, and (B) based upon the Company's performance in the prior fiscal year, which failure is not cured within the four (4) month period immediately following the second consecutive quarter;

                           (iii) Drug or alcohol use or addiction which materially interferes with the performance of Your duties at any time;

                           (iv)  Illegal, immoral or dishonest conduct;

                           (v) Your breach or failure to perform any of the provisions of this Agreement, the Merger Agreement, ancillary or related agreements thereto, or any present or future agreement between You and the Company respecting non-competition or the ownership or protection of confidential information, inventions, patents, trademarks, copy-rights or other intellectual properties; and

                           (vi) Your voluntary termination of employment prior to expiration of the Term.

         8.       Covenants Regarding Confidential Information and Proprietary
                  Rights.

                  (a) Confidential Information Defined. As used herein, "Confidential Information" means all proprietary information, trade secrets and any non-public information, oral and written, and any document or media containing such information, concerning the Company or used by the Company in the operation of its business, including, without limitation, any of the Company's actual or prospective customers, suppliers, contractors and co-venturers or concerning any actual or planned discoveries, inventions, developments, improvements, technology, know-how, processes, products, services, businesses, business opportunities, operations, activities or plans of or belonging to the Company (including, without limitation, technical formulae and designs, computer hardware and software, databases, original works of authorship, customer lists, bills of material, business plans, financial information, trade secrets and other proprietary information); provided, however, that Confidential Information shall not include such portion of the aforesaid information which has become of hereafter becomes public knowledge within the business equipment industry through no fault of Your own.

                  (b) Confidentiality. It is understood and agreed that prior to and during the Term You have, and will become aware of, Confidential Information, the unauthorized disclosure of


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                  which may harm the Company. Accordingly, You agree that,
                  except as expressly authorized by the Company or as reasonably necessary in order to fulfill Your duties under this Agreement, both during and after the Term, You will never communicate, divulge or use for the benefit of Yourself or any other person or entity, directly or indirectly, any Confidential Information discovered, conceived of, or disclosed, communicated or in any manner obtained by You or coming into Your possession prior to or during the Term. Upon termination of this Agreement for whatever reason or whenever requested by the Company, You will promptly deliver to the Company, and shall retain no copies of, all documents, media, records or other materials containing Confidential Information which are in Your possession or under Your control. Further, You agree that You will not, during Your employment with the Company, improperly use or disclose any proprietary information or trade secret of any former or concurrent employer, and that You will not bring onto the premises of the Company any unpublished document or any property belonging to any such former or concurrent employer unless consented to in writing by such former or concurrent employer.

                  (c) The Company. For purposes of this Section 8, the term "Company" shall include any parent, subsidiary, affiliated company or business predecessor to the Company.

         9.       Covenant Not to Compete.

                  For a period of three (3) years from and after the expiration or earlier termination of this Agreement, within the state of Florida (the "Territory"), You shall not: (i) directly or indirectly enter into the employ of, or render any service to, or act in concert with, any person, partnership, corporation or other business entity (other than the Company or its Affiliates) engaged in any business or in the rendering of any service of the type being conducted or rendered by the Company at any time during the Term (a "Competitive Business"); or
                  (ii) directly or indirectly engage in any such Competitive Business on Your own account; or (iii) become interested in any such Competitive Business, directly or indirectly, as an individual, partner, shareholder, director, officer, principal, agent, employee or in any other relationship or capacity; provided, that the purchase of a publicly traded security of a corporation, partnership or other entity engaged, or which becomes engaged, in such business or service shall not in itself be deemed violative of this Agreement so long as You do not own, directly or indirectly, more than 1% of the securities of such corporation, partnership or other entity. If the final judgment of a court of competent jurisdiction declares that any term or provision of this
                  Section 9 is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to place any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed. You expressly agree that the running of the restricted period of competition shall be tolled for any period during which You are in breach of the covenants set forth in this Section 9.

         10.      Equitable Relief.

                           You expressly agree that the Company may not be
                  adequately compensated by damages for a breach by You of any of the covenants contained in Sections 8 and 9, above, and further agree that, in the event of a breach or threatened breach by You of any provision of Section 8 or 9, above, the Company shall be entitled to enforce the covenants contained in Section 8 or 9, above, by specific performance and to enjoin or restrain any such breach or threatened breach (without the necessity of posting a bond or other security in any action


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                  initiated for such relief), but nothing herein shall be
                  construed as prohibiting the Company from pursuing any remedy available to the Company for such breach or threatened breach.

         11.      Notices.

                           Any notice to be given under this Agreement by either
                  party shall be in writing and hand delivered (by courier or otherwise) or mailed via first class mail and by certified or registered mail with return receipt requested, and addressed to the other party at its address at the head of this Agreement or at such other address as such other party shall have given notice to the first party in accordance with the provisions of this Section.


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         12.      Non-Waiver of Rights.

                           The failure to enforce, at any time, any of the
                  provisions of this Agreement or to require, at any time, performance by the other party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement, or any part hereof, or the right of either party thereafter to enforce each and every provision in accordance with the terms of this Agreement. Any waiver of any provision of this Agreement shall be valid only if in writing signed by the party so waiving, and no waiver of a provision hereof in any given instance shall operate as a waiver of such provision in any other instance or the waiver of any other provision of this Agreement.

         13.      Severability.

                           The invalidity or inability to enforce any particular
                  provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

         14.      Assignment.

                           This Agreement shall be binding upon, and shall inure
                  to the benefit of, You and the Company and their respective executors, administrators, heirs, successors and permitted assigns. This Agreement shall not be assignable by You, in whole, or in part, without the written consent of the Company.

         15.      Governing Law.

                           The validity, interpretation and construction hereof
                  shall be governed by and construed and enforced in accordance with the laws of the State of Florida, excepting any rule thereof which would refer such matters to the law of any other jurisdiction.

         16.      Miscellaneous.

                           This Agreement embodies the entire agreement of the
                  parties with respect to the matters within its scope and supersedes any prior oral or written agreements and understandings of the parties respecting same. This Agreement shall not be modifiable except in writing signed by both parties hereto, and the provisions hereof shall override any contrary or conflicting provisions in any acknowledgment, invoice or other document unilaterally issued by either party. The headings contained in this Agreement have been inserted solely for convenience of reference and shall be of no force or effect in the construction or interpretation of the provisions of this Agreement. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The remedies available to the Company for breach of this Agreement shall be cumulative, and nothing herein shall prevent the Company from pursuing any such remedies, whether inconsistent or otherwise.



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         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized representative, and You have signed this Agreement, to be effective as of the day and year first above written.




                                    ____________________________________________
                                    Pedro Penton




                                    INTERNATIONAL SYSTEMS &
                                    ELECTRONICS CORPORATION, a Delaware
                                    corporation



                                    By:_________________________________________
                                    Its:________________________________________






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